Exhibit 10.33

ECHOSTAR CORPORATION

EXECUTIVE OFFICER OR DIRECTOR

STOCK OPTION AGREEMENT

This Incentive Stock Option Agreement (“Agreement”) is entered into effective as of [Grant Date], by and between EchoStar Corporation, a Nevada corporation (the “Company”), and [Participant Name] (“Employee”).

RECITAL

WHEREAS, the Company, pursuant to its 2008 Stock Incentive Plan (the “Plan”) desires to grant this stock option to Employee, and Employee desires to accept such stock option, each under the terms and conditions set forth in this Agreement.

AGREEMENT

NOW, THEREFORE, in consideration of the premises and of the mutual covenants herein contained, the parties hereto hereby agree as follows:

1.                                      Grant of Option

The Company hereby grants to Employee, as of the date set forth above, the right and option (hereinafter called “the Option”) to purchase all or any part of an aggregate of [Number of Shares Granted] shares of the Class A Common Stock of the Company, par value $0.001 per share (the “Common Shares”), at the price of $[Grant Price]  per share (the “Option Price”), on the terms and conditions set forth herein, which price was equal to or greater than the fair market value of a Common Share on the date of grant.  [The Option Price is subject to adjustment as provided in this Agreement and the Plan.  This Option is intended to be an incentive stock option (an “ISO”) within the meaning of the Internal Revenue Code of 1986, as amended, and regulations thereunder (the “Code”).

Employee understands that to the extent that the aggregate fair market value (determined at the time the Option was granted) of the Common Shares with respect to which all options (that are ISOs within the meaning of the Code) are exercisable for the first time by Employee during any calendar year exceeds $100,000, in accordance with Section 422(d) of the Code, such options shall be treated as options that do not qualify as ISOs.]

2.                                     Duration and Exercisability

(a)                                 Subject to the terms and conditions set forth herein, this Option shall vest and may be exercised by Employee in cumulative installments as follows:

(b)                                 During the lifetime of Employee, the Option shall be exercisable only by Employee and shall not be assignable or transferable by Employee, other than by will or the laws of descent and distribution.  Without limiting the generality of the foregoing, this Option may not be sold, assigned, transferred or otherwise disposed of, or pledged or hypothecated in any manner (whether by operation of law or otherwise), and shall not be subject to execution, attachment or other process.  Any assignment, transfer, pledge, hypothecation or other disposition of this Option or any attempt to make any such levy of execution, attachment or other process will cause this Option to terminate immediately, unless the Board (or the Committee), in its sole discretion, specifically waives applicability of this provision.

(c)                                  This Option shall terminate, and shall cease to be exercisable, ten (10) years after the date of this Agreement.

(d)                                 [It is intended that this Option will qualify as an ISO pursuant to the Code.  The Company assumes no responsibility for individual income taxes, penalties or interest related to grant, exercise or subsequent disposition of stock pursuant to the Option.  Additionally, the Company assumes no responsibility in the event that this Option, or the tax treatment related thereto, is ultimately other than the tax treatment currently afforded for ISOs, whether such differing treatment is the result of changes in the tax laws, a disqualifying disposition by Employee, or for any other reason.  Employee should consult with employee’s personal tax advisor regarding the tax ramifications, if any, which result from receipt or exercise of this Option, and subsequent disposition of Common Shares.  If in the Company’s sole discretion it is necessary or appropriate to collect federal, state or local taxes in connection with the exercise of any portion of this Option, the Company shall be entitled to require the payment of such amounts as a condition to exercise.]

(e)                                  In considering the exercise of this Option, Employee should use the same independent investment judgment that Employee would use in making other investments in corporate securities.  Among other things, stock prices will fluctuate over any reasonable period of time and the price of the Common Shares may go down as well as up.  No guarantees are made as to the future prospects of the Company or the Common Shares, or that any market for sale of the Common Shares will develop in the future.  No representations are made by the Company except as contained in any active registration statement at the time of exercise of the Option on file with the United States Securities and Exchange Commission relating to the Option Plan.

3.                                      Effect of Termination of Employment; Death or Disability; Demotion; Termination After Change in Control

(a)                                 In the event that Employee shall cease to be employed by the Company or its subsidiaries, if any, for any reason other than Employee’s serious misconduct or Employee’s death or disability (as such term is defined in Section 3(c) hereof), Employee shall have the right to exercise the Option at any time within one (1) month after such termination of employment, to the extent of the full number of Common Shares Employee was entitled to exercise under the Option on the date of termination, subject to the condition that any portion of the Option not exercised within that period shall terminate and cannot be exercised following expiration of that period, and that no portion of the Option shall be exercisable (whether vested or unvested) after the expiration of the term of the Option.  Retirement, whether or not pursuant to any retirement or pension plan of the Company, shall be deemed to be a termination of employment for all purposes of this Agreement.  The termination of this Option by reason of the cessation of employment shall be without prejudice to any right or remedy which the Company may have against the holder.

(b)                                 In the event that Employee shall cease to be employed by the Company or its subsidiaries, if any, by reason of Employee’s serious misconduct during the course of employment, including but not limited to wrongful appropriation of the Company’s funds, theft of Company property or other reasons as determined by the Company, or in the event that Employee violates the covenants set forth in Section 5 hereof, the Option shall be terminated and cannot be exercised, as of the date of the misconduct or violation.  The termination of this Option by reason of the cessation of employment shall be without prejudice to any right or remedy which the Company may have against the holder.

(c)                                  If Employee shall die while in the employ of Company or a subsidiary, or within one (1) month after termination of employment for any reason other than serious misconduct, or if employment is terminated because Employee has become disabled (within the meaning of Code Section 22(e)(3)) while in the employ of the Company or a subsidiary, and Employee shall not have fully exercised the Option, such Option may be exercised at any time within twelve (12) months after Employee’s death or date of termination of employment for disability by Employee, personal representatives or administrators, executor or guardians of Employee, as applicable, or by any person or persons to whom the Option is transferred by will or the applicable laws of descent and distribution, to the extent of the full number of shares the Employee was entitled to purchase under the Option on the date of death, termination of employment, if earlier, or date of termination for such disability and subject to the condition that any portion of the Option not exercised within that period shall terminate and cannot be exercised following expiration of that period, and that no portion of the Option shall be exercisable after the expiration of the term of the Option.

(d)                                 If Employee is demoted (but remains employed) by the Company or its subsidiaries from Employee’s current level (i.e., senior executive, vice president, director, manager, or other level held by Employee on the date of this Agreement), this Option shall continue in force, until otherwise terminated, with respect to the full number of Common Shares Employee was entitled to exercise under the Option on the date of demotion, and any portion of the Option not vested or otherwise not exercisable prior to the date of demotion shall forever terminate as of the date of demotion.

(e)                                  In the event that (i) a Change in Control occurs, and (ii) Employee is terminated by the Company (and not simultaneously employed by the surviving entity — if not the Company — in the Change in Control), for any reason other than for Cause, during the twenty-four (24) month period following such Change in Control, then all Option shares not previously vested shall immediately vest and become exercisable, and the Employee shall have the right to exercise all unexercised Option shares within one (1) month after such termination of employment, subject to the conditions that any portion of the Option not exercised within such one (1) month period shall terminate and cannot be exercised, and that no portion of the Option shall be exercisable after the expiration of the term of the Option.

For the purpose of this subsection 3(e), the capitalized terms shall have the following meanings: “Capital Stock” means any and all shares, interests, participations, rights or other equivalents, however designated, of corporate stock or partnership or membership interests, whether common or preferred. “Cause” means: (i) the willful and continued failure of Employee to substantially perform his duties consistent with past practices prior to the Change in Control; (ii) any illegal conduct or gross misconduct which is materially injurious to the Company or its affiliates; (iii) Employee has been convicted of or pleaded guilty or nolo contendere to a felony or any crime involving moral turpitude or dishonesty; or (iv) Employee has been convicted of or pleaded guilty or nolo contendere to a felony, crime or engaged in conduct which results in a prohibition on the Employee from serving, for any period of time, as an officer or director of a publicly-traded company by any federal, state or other regulatory governing body (including without limitation, an exchange or association such as NYSE or Nasdaq). “Change in Control” means: (i) a transaction or a series of transactions the result of which is that any person (other than the Principal or a Related Party) individually owns more than fifty percent (50%) of the total Equity Interests of either (A) the Company or (B) the surviving entity in any such transaction(s) or a controlling affiliate of such surviving entity in such transaction(s); and (ii) the first day on which a majority of the members of the Board of Directors of the Company are not Continuing Directors. “Continuing Director” means, as of any date of determination, any member of the Board of Directors of the Company who: (a) was a member of such Board of Directors on the date of this Agreement; or (b) was nominated for election or elected to such Board of Directors with the affirmative vote of a majority of the Continuing Directors who were members of such Board of Directors at the time of such nomination or election or was nominated for election or elected by the Principal and his Related Parties. “Equity Interest” means any Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock). “Principal” means Charles W. Ergen. “Related Party” means, with respect to the Principal, (a) the spouse and each immediate family member of the Principal; (b) each trust, corporation, partnership or other entity of which the Principal beneficially holds an eighty percent (80%) or more controlling interest; and (c) the Principal’s personal representatives, administrators, executor, guardians, or any person(s) or entit(ies) to which the Principal’s shares of the Company are transferred as a result of a transfer by will or the applicable laws of descent and distribution.

4.                                      Manner of Exercise

(a)                                 The Option can be exercised only by Employee or other proper party, in whole Common Shares, by following, within the Option period, the procedures specified by the Company’s administrator for the Option, as such administrator and procedures are designated by the Company from time to time, in its sole discretion.  The instruction to exercise the Option must be made by the person entitled to exercise the Option and shall include, among other things, the number of Common Shares as to which the Option is being exercised, shall contain a representation and agreement as to the Employee’s investment intent with respect to the Common Shares in form satisfactory to the Company’s counsel (unless a Prospectus meeting applicable requirements of the Securities Act of 1933, as amended, is in effect for the Common Shares being purchased pursuant to exercise of this Option), and be accompanied by payment in full of the Option price for all shares designated in the instruction.   All notices that need to be sent to the Company shall be addressed to it at its office at 100 Inverness Terrace East, Englewood, Colorado, 80112, Attn: Corporate Secretary, or to such other address or person as the Company may notify Employee from time to time.  All notices that need to be sent to Employee or other person or persons then entitled to exercise this Option shall be addressed to the Employee or such other person(s) at the Employee’s address specified below, or to such other address as Employee or such person(s) may notify the Company or its administrator for the Option from time to time.

(b)                                 Employee shall pay the Option Price for the Common Shares purchased in cash or by certified or bank cashier’s check.

(c)                                  Unless notified by the Company to the contrary, the Common Shares issuable on exercise of the Option shall be deemed issued on the date specified by the Company, within five (5) business days following the date that counsel for the Company determines that all requisite events to issuance of the Common Shares have been properly completed.  The Company shall have no obligation to issue the Common Shares until it has confirmed to its satisfaction that all events requisite for exercise have been accomplished.  Any notice of exercise shall be void and of no effect if all requisite events have not been accomplished.

(d)                                 The certificate or certificates for the Common Shares as to which this Option shall be exercised may be registered only in the name of the Employee (or if the Employee so requests in the notice exercising this Option, jointly in the name of the Employee and with a member of the Employee’s family, with the right of survivorship, or in the event of the death of Employee, in the name of such survivor of the Employee as the person with the right to exercise shall designate).

5.                                      Covenant Not to Compete and Protection of Confidential Information

(a)                                 Employee shall serve the Company and its subsidiaries (collectively, the “Company” for purposes of this Paragraph 5), in good faith and use the Employee’s best efforts to promote the Company’s interests.  Employee hereby agrees not to compete with the Company, and agrees to protect from disclosure certain information, pursuant to the terms and conditions hereinafter set forth.

(d)                                 Employee further agrees to hold in a fiduciary capacity for the benefit of the Company all proprietary and confidential information, knowledge, ideas and data, including, without limitation, customer lists and the Company’s products, processes and programs (“Confidential Information”), relating in any way to the present or future business or activities of the Company for as long as such Confidential Information remains confidential.  All such Confidential Information, together with all copies thereof and notes and other references thereto, shall remain the sole property of the Company.  Employee acknowledges that all Confidential Information is essential to the Company’s present and future business and activities, and is therefore deemed trade secrets and is considered proprietary to, and treated as confidential by, the Company.  This obligation of confidentiality is intended to supplement, and is not intended to supersede or limit, the obligations of confidentiality Employee has to the Company by agreement, law or otherwise.  If any court of competent jurisdiction shall determine that the foregoing covenants are invalid in any respect, the parties hereto agree that any court so holding may limit such covenant in time, in area or in any other manner which the court determines such that the covenant shall be enforceable against Employee.

6.                                      Settlement of Disputes

(a)                                 In consideration of the rights, terms and conditions of this Agreement, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Employee and Company agree that any claim, controversy and/or dispute between them, arising out of and/or in any way related to (1) Employee’s application for employment, employment and/or termination of employment (collectively

“employment-related disputes”) and/or (2) this Agreement (Option disputes), whenever and wherever brought, shall be resolved by arbitration.  The Employee agrees that this agreement to arbitrate is governed by the Federal Arbitration Act, 9 U.S.C. §§ 1 et seq., and is fully enforceable.  For purposes of this paragraph only, Company shall be defined to include its direct and indirect subsidiaries, and to the employees, shareholders, officers, and directors of any of the foregoing entities.

(b)                                 For employment-related disputes, the Company agrees to pay all the arbitrator’s and arbitration fees and expenses until otherwise ordered by the arbitrator, except that Company shall not be responsible for the Employee’s legal fees and costs, unless awarded to the Employee by the arbitrator.  The arbitration shall be governed by the substantive law of the State of Colorado, without giving effect to choice of law principles.  A single arbitrator engaged in the practice of law from the American Arbitration Association (“AAA”) shall conduct the arbitration of employment-related disputes under the then current procedures of the AAA’s National Rules for the Resolution of Employment Disputes (“Rules”).  A single arbitrator engaged in the practice of law from the American Arbitration Association (“AAA”) shall conduct the arbitration of Option disputes under the then current procedures of the AAA’s Commercial Dispute Resolution Procedures (“Procedures”).  Regardless of what the above-mentioned Procedures and Rules state, all arbitration proceedings, including but not limited to hearings, discovery, settlements, and awards shall be confidential and the arbitration and any hearings shall be held in the City and County of Denver, Colorado.  The arbitrator’s decision shall be final and binding, and judgment upon the arbitrator’s decision and/or award may be entered in any court of competent jurisdiction.

(c)                                  The prevailing party in any arbitration of common law claims pursuant to this agreement to arbitrate shall be entitled to its, his, or her reasonable attorneys’ fees and to reimbursement of costs of arbitrator’s fees and arbitration expenses.  Nothing in this Agreement shall require Employee to reimburse Company for its attorneys’ fees and costs, including arbitration fees and costs, incurred when Company prevails in defense of any statutory claim of unlawful discrimination, unless said claim brought by Employee is frivolous, unreasonable or without foundation, or Employee continues to prosecute a claim after the claim became frivolous, unreasonable or without foundation.  In the event either party hereto files a judicial or administrative action asserting claims subject to this arbitration provision, and the other party successfully stays such action and/or compels arbitration of the claims made in such an action, the party filing the administrative or judicial action shall pay the other party’s reasonable attorneys’ fees and costs incurred in obtaining a stay and/or compelling arbitration.

(d)                                 Notwithstanding the foregoing, this agreement to arbitrate all employment-related claims shall not apply to Employee claims for statutory unemployment compensation benefits, statutory worker’s compensation benefits, and claims for benefits from a Company-sponsored “employee benefit plan,” as that term is defined in 29 U.S.C. §1002(3).  Further, and notwithstanding the foregoing, Company shall have the right to seek any temporary restraining orders, preliminary and/or permanent injunctions in a court of competent jurisdiction based on Company’s claims that the Employee is violating Company’s rights regarding (1) non-competition agreements or obligations, (2) intellectual property, including but not limited to copyrights, patent rights, trade secrets, know-how and/or (3) confidential information.

(e)                                  If any provision of this agreement to arbitrate is declared by any court of competent jurisdiction to be invalid for any reason, the remaining provisions of this agreement to arbitrate shall be fully enforceable to the maximum extent permitted by law. This Agreement supersedes and renders void any prior agreement(s) to arbitrate between Employee and Company, and there are no agreements, verbal or written or otherwise, between the parties hereto regarding arbitration of employment-related disputes and Option disputes other than as expressly set forth in this Agreement.  Other than as set forth above regarding venue, governing law and the confidential nature of proceedings, in the event of a conflict between the AAA Rules and/or Procedures, and this Agreement, the terms of the applicable Procedures and Rules shall control.

(f)                                   THE RIGHT TO A TRIAL, TO A TRIAL BY JURY, AND TO COMMON LAW CLAIMS FOR PUNITIVE AND/OR EXEMPLARY DAMAGES ARE OF VALUE AND ARE WAIVED PURSUANT TO THIS AGREEMENT.  Other than potential rights to a trial, a jury trial, and common law claims for punitive and/or exemplary damages, nothing in this agreement to arbitrate limits any statutory remedy to which the Employee may be entitled under law.

(g)                                  The parties acknowledge that this agreement shall not alter the at-will nature of their employment relationship MEANING THAT YOU MAY TERMINATE YOUR EMPLOYMENT WITH THE COMPANY AT ANY TIME WITH OR WITHOUT CAUSE, AND WITH OR WITHOUT NOTICE, AND THE COMPANY RESERVES THE SAME RIGHTS TO TERMINATE YOUR EMPLOYMENT.

7.                                      Miscellaneous

(a)                                 This Option is issued pursuant to the Plan and is subject to its terms.  The terms of the Plan is available for inspection during normal business hours at the principal offices of the Company.

(b)                                 This Agreement shall not confer on Employee any right with respect to continuance of employment by the Company or any of its subsidiaries, nor will it interfere in any way with the right of the Company to terminate such employment or to demote Employee at any time for any reason.  Employee shall have none of the rights of a shareholder with respect to shares subject to this Option until such shares shall have been issued to Employee upon exercise of this Option.

(c)                                  The exercise of all or any parts of this Option shall only be effective at such time that the issuance and sale of Common Shares prior or pursuant to such exercise will not violate any state or federal securities or other laws.

(d)                                 If there shall be any change in the Common Shares of the Company through merger, consolidation, reorganization, recapitalization, dividend in the form of stock (of whatever amount), stock split or other change in the corporate structure of the Company, and all or any portion of the Option shall then be exercised and not yet expired, then appropriate adjustments shall be made by the Company, as determined in the sole discretion of the Board, or the Committee at its discretion, in order to prevent dilution or enlargement of Employee’s rights under this Option.  Such adjustments shall include, where appropriate, changes in the number of shares of Common Shares and the price per share subject to the outstanding Option.  Notwithstanding the above, in no event shall action be taken which would modify the treatment of this Option under the

Code without the agreement of the Company and the Employee.  This Agreement shall inure to the benefit of the Company’s assigns and successors including without limitation EchoStar Corporation (the anticipated future name of the Company).

(e)                                  The Company shall at all times during the term of this Option reserve and keep available such number of shares as will be sufficient to satisfy the requirements of this Agreement.  The Company may suspend Employee’s right to exercise this Option and shall not deliver the Common Shares of the Company underlying the Option unless it is satisfied in its judgment that the issuance and sale of Common Shares will not violate any of the provisions of the Securities Act of 1933, as amended (the “Securities Act”), the Securities Exchange Act of 1934, as amended (the “Exchange Act”), any rules or regulations of the Securities and Exchange Commission promulgated thereunder, or the requirements of applicable state law relating to authorization, issuance or sale of securities, or until there has been compliance with the provisions of such acts or rules.  Employee understands that the Company is under no obligation to register or qualify the Common Shares with the SEC, any state securities commission or any stock exchange to effect such compliance and that Employee will have no recourse to or claim against the Company if the Company determines pursuant to this Section 7 that it is unable to deliver the Common Shares upon exercise of this Option.  Regardless of whether the offering and sale of the Common Shares have been registered under the Securities Act, or have been registered or qualified under the securities laws of any state, the Company at its discretion may impose restrictions upon the sale, pledge or other transfer of such Common Shares (including the placement of appropriate legends on certificates or the imposition of stop-transfer instructions) if, in the judgment of the Company, such restrictions are necessary or desirable in order to achieve compliance with the Securities Act, the Exchange Act, the securities laws of any state or any other law.

(f)                                   If Employee shall dispose of any of the Common Shares of the Company acquired by Employee pursuant to the exercise of this Option within two (2) years from the date this Option was granted or within one (1) year after the transfer of any such shares to Employee upon exercise of this Option, then, in order to provide the Company with the opportunity to claim the benefit of any income tax deduction which may be available to it under the circumstances, Employee shall promptly notify the Company of the dates of acquisition and disposition of such shares, the number of shares so disposed of, and the consideration, if any, received for such shares.  In order to comply with all applicable federal or state income tax laws or regulations, the Company may take such action as it deems appropriate to insure:  (i) notice to the Company of any disposition of the Common Shares of the Company within the time periods described above; and (ii) that, if necessary, all applicable federal or state payroll, withholding, income or other taxes are withheld or collected from Employee.

(g)                                  The holder of this Option will not have any right to dividends or any other right of a shareholder with respect to the Common Shares subject to this Option until such Common Shares shall have been issued to the Employee, upon the exercise of this Option and the consummation of the purchase of such Common Shares (as evidenced by the records of the transfer agent of the Company).

(h)                                 Employee agrees to treat with confidentiality the existence, terms and conditions of this Option, and agrees that failure to do so may result in immediate termination of this Option.

(i)                                     This Agreement sets forth the entire, final and complete understanding between the parties hereto relevant to the subject matter of this Agreement, and it supersedes and replaces all previous understandings or agreements, written, oral, or implied, relevant to the subject matter of this Agreement made or existing before the date of this Agreement.  Except as expressly provided by this Agreement, no waiver or modification of any of the terms or conditions of this Agreement shall be effective unless in writing and signed by both parties.  The failure of any party to insist upon strict performance of any provision of this Agreement shall not be construed as a waiver of any subsequent breach of the same or similar nature.

(j)                                    The parties agree that each provision of this Agreement shall be construed as separable and divisible from every other provision and that the enforceability of any one provision shall not limit the enforceability, in whole or in part, of any other provision hereof.  In the event that a court of competent jurisdiction determines that any term or provision herein, or the application thereof to any person, entity, or circumstance, shall to any extent be invalid or unenforceable, the remaining terms and provisions of this Agreement shall not be affected thereby, and shall be interpreted as if the invalid term or provision were not a part hereof.  Any provision of this Agreement which logically would be expected to survive termination or expiration, shall survive for a reasonable time period under the circumstances, whether or not specifically provided in this Agreement.

(k)                                 In the event the Company provides Employee (or anyone acting on behalf of Employee) with summary or other information concerning, including, or otherwise relating to Employee’s rights or benefits under this Agreement (including without limitation the Option, and any vesting thereof), such summary or other information shall in all cases be qualified in its entirety by this Agreement and, unless it explicitly states otherwise and is signed by an officer of the Company, shall not constitute an amendment or other modification hereto.

(l)                                     Employee acknowledges that he or she is executing this Agreement voluntarily and without any duress or undue influence by the Company or anyone else.

(m)                             Employee acknowledges that he or she has carefully read, considered and understands all of the provisions of this Agreement and the Company’s policies reflected in this Agreement.

(n)                                 Employee acknowledges that he or she has asked any questions needed for him or her to understand the terms, consequences and binding effect of this Agreement and Employee fully understands them, including that he or she is waiving the right to a jury trial.

(o)                                 Employee acknowledges that he or she was provided an opportunity to seek the advice of an attorney of his or her choice before signing this Agreement.

(p)                                 Employee acknowledges that the obligations and restrictions set forth in this Agreement are consistent with the Employee’s right to sell his or her labor, the public’s interest in unimpeded trade, are fair and reasonable, and are no broader than are reasonably required to protect the Company’s interests.

(q)                                 Employee acknowledges that it is the Company’s policy to seek legal recourse to the fullest extent possible for breach of this Agreement.  Employee understands that nothing in this Agreement shall be construed to prohibit the Company from pursuing any other available remedies for such breach or threatened breach, including the recovery of damages from Employee.  Employee further agrees that, if he or she violates or threatens to violate this Agreement, it would be difficult to determine the damages and lost profits which the Company would suffer as a result of such breach including, but not limited to, losses attributable to lost or misappropriated Confidential Information (including the Company’s trade secrets) and losses stemming from violations of the non-compete and non-solicitation obligations set forth above.  Accordingly, Employee agrees that if he or she violates or threatens to violate this Agreement, then the Company will be entitled to an order for injunctive relief and/or for specific performance, or their equivalent, including requirements that Employee take action or refrain from action to avoid competing with the Company, to preserve the secrecy of Confidential Information, to avoid conflicts of interest and to protect the Company from damage.  Employee expressly agrees that the Company does not need to post a bond to obtain an injunction and Employee waives the right to require such a bond.

Upon Employee’s acceptance of the terms and conditions set forth in this Incentive Stock Option Agreement through the electronic grant process available through the Company’s administrator for this Incentive Stock Option Agreement, this Incentive Stock Option Agreement becomes effective between the parties as of the date first written above.

ECHOSTAR CORPORATION

EMPLOYEE — [Participant Name]
Accepted on [Acceptance Date]

2008 STOCK INCENTIVE PLAN

Explanation of Beneficiary Designation

The 2008 Stock Incentive Plan provides that although an option is exercisable during the optionee’s lifetime only by him or her, an option may be exercised after the death of any optionee (if it has not otherwise terminated or been exercised in full) by the person whom the optionee shall have designated as beneficiary or, if no designation has been made, by the person to whom the optionee’s rights shall have passed by Will or the laws of descent and distribution.  (Note: An option is not otherwise assignable or transferable.)

The right to designate beneficiaries could provide certain advantages including avoidance of probate (and attendant costs) with respect to the option.  Since the individual circumstances of each optionee differ, however, and since the Company cannot warrant the validity or effect of such a designation of beneficiary, it is recommended that you consult your personal tax advisor before making any decision, particularly if you propose to designate a trust as beneficiary.

If more than one beneficiary is named, the beneficiaries shall share equally in the rights unless otherwise stated above. Please designate a beneficiary or beneficiaries by following the procedures specified by the Company’s administrator for the Option, as such administrator and procedures are designated by the Company from time to time, in its sole discretion.  Please note that your decision thereon will apply only to the Common Shares evidenced by the accompanying Incentive Stock Option Agreement and only until you exercise the Option with respect to those Common Shares.  It does not apply to any future option since a separate election is made with each option that may be granted; nor will it apply to any Common Shares as to which you exercise the Option.  If you wish to change a beneficiary on the Option, please contact the Company’s administrator for the Option.

Unless otherwise expressly provided, if any designated beneficiary predeceases Employee, any rights shall pass equally to the remaining designated beneficiary(ies), if any, who survive the Employee, but if no designated beneficiary survives Employee, any rights shall pass to Employee’s estate. The designation herein is subject to all the terms and conditions of the Plan and all applicable laws, rules and regulations.  In addition, the Company may require an indemnity and/or other assurances from the beneficiary(ies) or successor(s) in connection with the exercise of any rights by such beneficiary(ies) or successor(s) under this Option.